EXHIBIT 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsor and Trustee of Equity Investor Fund,
Focus Series, European Monetary Union Portfolio,
Defined Asset Funds
We consent to the use in this Registration Statement No. 333-46979 of our opinion dated May 13, 1998, relating to the Statement of Condition of Equity Investor Fund, Focus Series, European Monetary Union Portfolio, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 13, 1998